Instil Bio Reports First Quarter 2025 Financial Results and
Provides Corporate Update

Enrollment of 1L NSCLC patients in China trial of AXN-2510/IMM2510 in combination with chemotherapy is ongoing with initial clinical data by ImmuneOnco expected in 2H 2025

Initiation of U.S. clinical study of AXN-2510/IMM2510 in combination with chemotherapy in 1L NSCLC anticipated before the end of 2025, assuming receipt of necessary regulatory approvals

DALLAS, TX, May 13, 2025 (GLOBE NEWSWIRE) - Instil Bio, Inc. (“Instil”) (Nasdaq: TIL), a clinical-stage biopharmaceutical company focused on developing a pipeline of novel therapies, today reported its first quarter 2025 financial results and provided a corporate update.

Recent Highlights:

•ImmuneOnco’s Phase 1b/2 trial of AXN-2510/IMM2510 in combination with chemotherapy in 1L NSCLC in China is ongoing and ImmuneOnco anticipates initial clinical data from first-line NSCLC patients in 2H 2025.

•U.S. clinical study of AXN-2510/IMM2510 in combination with chemotherapy in 1L NSCLC anticipated to commence before the end of 2025: Instil anticipates initiating a U.S. clinical trial of AXN-2510/IMM2510 in combination with chemotherapy for 1L NSCLC patients before the end of 2025, assuming the necessary regulatory approvals are obtained.

First Quarter 2025 Financial and Operating Results:

As of March 31, 2025, Instil had $111.8 million in total cash, cash equivalents, restricted cash, marketable securities and long-term investments, which consisted of $15.4 million in cash and cash equivalents, approximately $1.0 million in restricted cash, $88.3 million in marketable securities and $7.2 million in long-term investments, compared to $115.1 million in total cash, cash equivalents, restricted cash and marketable securities, which consisted of $8.8 million in cash and cash equivalents, $1.8 million in restricted cash, and $104.5 million in marketable securities, as of December 31, 2024. Instil expects that its cash, cash equivalents, marketable securities and long-term investments as of March 31, 2025 will enable it to fund its current operating plan beyond 2026.

Research and development expenses were $5.4 million for the three months ended March 31, 2025, compared to $7.3 million for the three months ended March 31, 2024.

General and administrative expenses were $9.1 million for the three months ended March 31, 2025, compared to $12.4 million for the three months ended March 31, 2024.

Restructuring and impairment charges were $16.1 million for the three months ended March 31, 2025, compared to $4.3 million for the three months ended March 31, 2024.

Net loss per share, basic and diluted were $4.32 for the three months ended March 31, 2025, compared to $3.74 for the three months ended March 31, 2024. Non-GAAP net loss per share, basic and diluted were $1.32 for the three months ended March 31, 2025, compared to $2.39 for the three months ended March 31, 2024.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, Instil has presented certain financial information that has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include non-GAAP net loss and non-GAAP net loss per share, which are defined as net loss and net loss per share, respectively, excluding non-cash stock-based compensation expense and restructuring and impairment charges. Instil believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Instil’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of Instil’s operating results. In addition, these non-GAAP financial measures are among the indicators Instil’s management uses for planning purposes and to measure Instil’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by Instil may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Please refer to the below reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Instil Bio

Instil Bio is a clinical-stage biopharmaceutical company focused on developing a pipeline of novel therapies. Instil’s lead asset, AXN-2510, is a novel and differentiated PD-L1xVEGF bispecific antibody in development for the treatment of multiple solid tumors. For more information, visit www.instilbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “expected,” “exploring,” “future,” “intends,” “may,” “plans,” “potential,” “projects,” “targets” and “will” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include express or implied statements regarding our expectations with respect to the therapeutic potential of AXN-2510/IMM2510; clinical development of AXN-2510/IMM2510, including the initiation of clinical trials for AXN-2510/IMM2510 and the generation of clinical data for AXN-2510/IMM2510 and the timing thereof; research, development, regulatory and clinical plans for AXN-2510/IMM2510; Instil’s expectations regarding its capital position, resources, and balance sheet, including its cash runway; and other statements that are not historical fact. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements, including risks and uncertainties associated with the costly and time-consuming drug product development process and the uncertainty of clinical success; the risks inherent in relying on collaborators and other third parties, including for manufacturing and generating clinical data, and the ability to rely on any such data from clinical trials in China in regulatory filings submitted to regulatory authorities outside of China; the risks and uncertainties related to successfully making regulatory submissions and initiating, enrolling, completing and reporting data from clinical trials, particularly collaborator-led clinical trials, as well as the risks that results obtained in any clinical trials to date may not be indicative of results obtained in ongoing or future trials and that product candidates may otherwise not be effective treatments in their planned indications; risks related to macroeconomic conditions, including as a result of international conflicts and U.S.-China trade and political tensions, as well as interest rates, inflation, tariffs and other factors, which could materially and adversely affect our business and operations and those of our collaborators; the risks and uncertainties associated with the time-consuming and uncertain regulatory approval process and the sufficiency of Instil’s cash resources; and other risks and uncertainties affecting Instil’s plans and development programs, including those discussed in the section titled “Risk Factors” in Instil’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 to be filed with the SEC, as well as Instil’s other filings with the SEC. These forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as the date hereof, and Instil disclaims any obligation to update these statements except as may be required by law.

Contacts:

Investor Relations: 1-972-499-3350 investorrelations@instilbio.com www.instilbio.com

INSTIL BIO, INC.
SELECTED FINANCIAL DATA
(Unaudited; in thousands, except share and per share amounts)

Selected Condensed Consolidated Balance Sheet Data

	March 31, 2025	December 31, 2024
Cash, cash equivalents, restricted cash, marketable securities and long-term investments	$111,802	$115,145
Total assets	$237,449	$263,567
Total liabilities	$92,537	$94,131
Stockholders’ equity	$144,912	$169,436

Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2025	2024
Operating expenses:
Research and development	$5,371	$7,256
General and administrative	9,109	12,424
Restructuring and impairment charges	16,082	4,275
Total operating expenses	30,562	23,955
Loss from operations	(30,562)	(23,955)
Interest income	1,175	2,062
Interest expense	(1,098)	(1,981)
Other rental income	2,242	—
Other income (expense), net	43	(428)
Net loss	$(28,200)	$(24,302)
Net loss per share, basic and diluted	$(4.32)	$(3.74)
Weighted-average shares used in computing net loss per share, basic and diluted	6,532,658	6,503,913

INSTIL BIO, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss per Share
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Net loss	$(28,200)	$(24,302)
Adjustments:
Non-cash stock-based compensation expense	3,495	4,515
Restructuring and impairment charges	16,082	4,275
Non-GAAP net loss	$(8,623)	$(15,512)
Net loss per share, basic and diluted	$(4.32)	$(3.74)
Adjustments:
Non-cash stock-based compensation expense per share	0.54	0.69
Restructuring and impairment charges per share	2.46	0.66
Non-GAAP net loss per share, basic and diluted*	$(1.32)	$(2.39)
Weighted-average shares outstanding, basic and diluted	6,532,658	6,503,913
* Non-GAAP net loss per share, basic and diluted may not total due to rounding.

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